UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2008

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

In connection with our previously disclosed litigation against Rainbow DBS Holdings, Inc. ("Rainbow Holdings"), on June 25, 2008, the New York State Court of Appeals denied Rainbow Holdings’ motion for leave to appeal the unanimous decision of the Appellate Division, First Department, which affirmed (x) the final judgment of the Supreme Court of the State of New York awarding Loral Space & Communications Holdings Corporation ("Loral") damages in the total amount of $52 million and (y) the court’s order denying Rainbow Holding’s motion to set aside the verdict or for a new trial. Loral expects that Rainbow Holdings will in early July pay to Loral the judgment amount plus post-judgment interest for a total of approximately $58 million. As previously disclosed, a third party has asserted a prepetition claim against Loral in the amount of $3 million with respect to this recovery.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 27, 2008	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary